Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2021
Key Developments:
•Announced an increase to the gross discovered recoverable resource estimate on the Stabroek Block, offshore Guyana, to approximately 10 billion barrels of oil equivalent (boe), up from the previous estimate of more than 9 billion boe
•Announced the 19th, 20th and 21st significant discoveries on the Stabroek Block at Whiptail, Pinktail and Cataback
•The Liza Unity floating production, storage and offloading vessel (FPSO) arrived at the Stabroek Block on October 25th; production from Phase 2 is on track to startup in early 2022
Third Quarter Financial and Operational Highlights:
•Net income was $115 million, or $0.37 per common share, compared with a net loss of $243 million, or $0.80 per common share, in the third quarter of 2020
•Adjusted net income1 was $86 million, or $0.28 per common share, compared with an adjusted net loss of $216 million, or $0.71 per common share, in the third quarter of 2020
•Oil and gas net production, excluding Libya, was 265,000 barrels of oil equivalent per day (boepd); Bakken net production was 148,000 boepd
•E&P capital and exploratory expenditures were $498 million compared with $331 million in the prior-year quarter
•Cash and cash equivalents, excluding Midstream, were $2.41 billion at September 30, 2021
NEW YORK, October 27, 2021 — Hess Corporation (NYSE: HES) today reported net income of $115 million, or $0.37 per common share, in the third quarter of 2021, compared with a net loss of $243 million, or $0.80 per common share, in the third quarter of 2020. On an adjusted basis, the Corporation reported net income of $86 million, or $0.28 per common share, in the third quarter of 2021, compared with an adjusted loss of $216 million, or $0.71 per common share, in the prior-year quarter. The improvement in adjusted after-tax results compared with the prior-year period was primarily due to higher realized selling prices in the third quarter of 2021, partially offset by the impact of lower net production, including curtailed production in the Bakken related to the Tioga Gas Plant maintenance turnaround and reduced Gulf of Mexico production due to Hurricane Ida.
1.“Adjusted net income (loss)” is a non-GAAP financial measure. The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

"Our company continues to successfully execute our strategy – to grow our resource base, have a low cost of supply and sustain cash flow growth – while delivering industry leading environmental, social and governance performance and disclosure,” CEO John Hess said. “We are well positioned to deliver strong and durable cash flow growth that will allow us to significantly increase cash returns to shareholders in the coming years through dividend increases and opportunistic share repurchases."
After-tax income (loss) by major operating activity was as follows:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020

	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$178	$(182)	$461	$(2,802)
Midstream	61	56	212	168
Corporate, Interest and Other	(124)	(117)	(379)	(362)
Net income (loss) attributable to Hess Corporation	$115	$(243)	$294	$(2,996)
Net income (loss) per common share (diluted)	$0.37	$(0.80)	$0.95	$(9.83)

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$149	$(156)	$579	$(525)
Midstream	61	56	212	168
Corporate, Interest and Other	(124)	(116)	(379)	(361)
Adjusted net income (loss) attributable to Hess Corporation	$86	$(216)	$412	$(718)
Adjusted net income (loss) per common share (diluted)	$0.28	$(0.71)	$1.33	$(2.36)

Weighted average number of shares (diluted)	309.9	305.0	309.1	304.7

Exploration and Production:
E&P net income was $178 million in the third quarter of 2021, compared with a net loss of $182 million in the third quarter of 2020. On an adjusted basis, E&P's third quarter 2021 net income was $149 million compared with an adjusted net loss of $156 million in the prior-year quarter.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $63.17 per barrel in the third quarter of 2021, compared with $45.60 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the third quarter of 2021 was $32.88 per barrel, compared with $11.63 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.71 per mcf, compared with $2.94 per mcf in the third quarter of 2020.
Net production, excluding Libya, was 265,000 boepd in the third quarter of 2021, compared with 321,000 boepd in the third quarter of 2020, due to lower production in the Bakken and Gulf of Mexico, partially offset by higher production in Guyana. Net production for Libya was 19,000 boepd in the third quarter of 2021 compared with zero in the third quarter of 2020 due to force majeure declared by the Libyan National Oil Corporation.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.76 per boe (excluding Libya: $13.45 per boe) in the third quarter of 2021, compared with $9.86 per boe excluding items affecting comparability of earnings between periods (excluding Libya: $9.69 per boe) in the prior-year quarter. The change in per unit cost reflects the impact of lower production volumes, and higher workover activity and production and severance taxes in North Dakota in the third quarter of this year. Income tax expense increased in the third quarter of 2021 compared with the year-ago period primarily due to higher production in Libya.
Operational Highlights for the Third Quarter of 2021:
Bakken (Onshore U.S.):  Net production from the Bakken was 148,000 boepd compared with 198,000 boepd in the prior-year quarter, primarily due to the impact of lower drilling activity caused by a reduction in rig count from six to one during the first half of last year, lower NGL and natural gas volumes received under percentage of proceeds contracts due to higher commodity prices, curtailed production related to the planned Tioga Gas Plant maintenance turnaround completed in the quarter and the second quarter 2021 sale of Little Knife and Murphy Creek nonstrategic acreage interests. Net oil production was 78,000 barrels of oil per day (bopd) in the third quarter of 2021 and 108,000 bopd in the prior year quarter. NGL and natural gas volumes received under percentage of proceeds contracts were 9,000 boepd in the third quarter of 2021 compared with 22,000 boepd in the third quarter of 2020 due to higher realized NGL prices lowering volumes received as consideration for gas processing fees. In 2021, the Corporation added a second rig in February and a third rig in September. During the third quarter of 2021, we drilled 18 wells, completed 22 wells, and brought 19 new wells online.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 32,000 boepd, compared with 49,000 boepd in the prior-year quarter, primarily due to the sale of the Corporation's interest in the Shenzi Field in the fourth quarter of 2020, higher hurricane related downtime in the third quarter of 2021, and natural field decline. Net production from the Shenzi Field was 9,000 boepd in the third quarter of 2020.

Guyana (Offshore): At the Stabroek Block (Hess – 30%), the Corporation’s net production from the Liza Field was 32,000 bopd in the third quarter of 2021 compared with 19,000 bopd in the prior-year quarter. The Liza Unity FPSO, with an expected capacity of 220,000 gross bopd, arrived at the Stabroek Block on October 25th, and startup of Phase 2 of the Liza Field development remains on track for early 2022. The third development, Payara, will utilize the Prosperity FPSO with an expected capacity of 220,000 gross bopd; first oil is expected in 2024. A fourth development, Yellowtail, has been identified on the Stabroek Block with anticipated startup in 2025, pending government approvals and project sanctioning. We expect to have at least six FPSOs on the Stabroek Block by 2027, with the potential for up to 10 FPSOs to develop the current discovered recoverable resource base.
Since July, the operator, Esso Exploration and Production Guyana Limited, has announced the 19th, 20th and 21st significant discoveries at Whiptail, Pinktail and Cataback, and earlier this month increased the gross discovered recoverable resource estimate for the block to approximately 10 billion boe, up from the previous estimate of more than 9 billion boe.
The Whiptail-1 well encountered 246 feet of net pay in high quality oil bearing sandstone reservoirs, and the Whiptail-2 well, which is located 3 miles northeast of Whiptail-1 encountered 167 feet of net pay in high quality oil bearing sandstone reservoirs. The Pinktail well encountered 220 feet of net pay in high quality oil bearing sandstone reservoirs. Pinktail is located approximately 21.7 miles southeast of the Liza Phase 1 development and approximately 3.7 miles southeast of Yellowtail-1. The Cataback well encountered 243 feet of net pay in high quality hydrocarbon bearing sandstone reservoirs of which 102 feet is oil bearing. Cataback is located approximately 3.7 miles east of the Turbot-1 well.
Following the completion of the Cataback well, the Noble Tom Madden commenced Phase 2 drilling and completion activities. The Stena Carron completed drill stem tests on Uaru-1 and Mako-2 and is currently performing a drill stem test on Longtail-2. Following the completion of the Pinktail well, the Noble Don Taylor commenced development drilling at Payara. The Noble Sam Croft and Noble Bob Douglas are currently drilling and completing Phase 2 development wells, and the Stena Drillmax left the Stabroek Block following the completion of the Whiptail-1 well and will return in the fourth quarter to drill the Fangtooth prospect.
South East Asia (Offshore): Net production at North Malay Basin and JDA was 50,000 boepd in both the current quarter and prior-year quarter.

Denmark (Offshore): In August, the Corporation completed the sale of its interests in Denmark for adjusted proceeds of approximately $130 million. Net production from Denmark was 3,000 boepd in the third quarter of 2021 compared with 5,000 boepd in the prior-year quarter.
Midstream:
The Midstream segment had net income of $61 million in the third quarter of 2021, compared with net income of $56 million in the prior-year quarter, primarily due to higher revenue from minimum volume commitments and tariff rates partially offset by costs associated with the planned Tioga Gas Plant maintenance turnaround, which was safely and successfully completed.
In August 2021, Hess Midstream Operations LP (HESM Opco), a consolidated subsidiary of Hess Midstream LP, completed the purchase of approximately 31 million of HESM Opco Class B units from Hess Corporation and Global Infrastructure Partners for $750 million. The Corporation received net proceeds of $375 million. The purchase was financed by the issuance of $750 million of 4.250% senior unsecured notes due 2030 by HESM Opco. In October 2021, Hess Midstream LP completed a public offering of approximately 8.6 million Class A shares held by Hess Corporation and Global Infrastructure Partners. The Corporation received net proceeds of approximately $108 million. After giving effect to these transactions, the Corporation owns an approximate 44% interest in Hess Midstream LP, on a consolidated basis.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $124 million in the third quarter of 2021, compared with $117 million in the third quarter of 2020.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $498 million in the third quarter of 2021 compared with $331 million in the prior-year quarter, primarily due to higher drilling activity in the Bakken, Guyana and JDA, partially offset by lower drilling activity in the Gulf of Mexico. Midstream capital expenditures were $59 million in the third quarter of 2021, down from $66 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $2.41 billion and debt and finance lease obligations totaling $6.12 billion at September 30, 2021. The Midstream segment had cash and cash equivalents of $5 million and total debt of $2.6 billion at September 30, 2021. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 44.5% at September 30, 2021 and 47.5% at December 31, 2020.

During the quarter, the Corporation received net proceeds of approximately $130 million from the sale of its interests in Denmark and $375 million from the repurchase by HESM Opco of approximately 15.6 million Hess-owned Class B units. The Corporation also prepaid $500 million of its $1.0 billion term loan. In October, the Corporation received net proceeds of approximately $108 million from the public offering of approximately 4.3 million Hess-owned Class A shares of Hess Midstream LP.
Net cash provided by operating activities was $615 million in the third quarter of 2021, up from $136 million in the third quarter of 2020. Net cash provided by operating activities before changes in operating assets and liabilities2 was $631 million in the third quarter of 2021, compared with $468 million in the prior-year quarter primarily due to higher realized selling prices, partially offset by the impact of lower net production. Changes in operating assets and liabilities decreased cash flow from operating activities by $16 million during the third quarter of 2021 and by $332 million during the prior-year quarter.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020

	(In millions)
Exploration and Production	$29	$(26)	$(118)	$(2,277)
Midstream	—	—	—	—
Corporate, Interest and Other	—	(1)	—	(1)
Total items affecting comparability of earnings between periods	$29	$(27)	$(118)	$(2,278)
Third Quarter 2021: E&P results include a pre-tax gain of $29 million ($29 million after income taxes) associated with the sale of the Corporation's interests in Denmark.
Third Quarter 2020: Third quarter results included a pre-tax charge for severance of $27 million ($27 million after income taxes) related to cost reduction initiatives. The pre-tax amounts are reported in Operating costs and expenses ($20 million), General and administrative expenses ($6 million), and Exploration expenses ($1 million).

2.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020

	(In millions)
Net income (loss) attributable to Hess Corporation	$115	$(243)	$294	$(2,996)
Less: Total items affecting comparability of earnings between periods	29	(27)	(118)	(2,278)
Adjusted net income (loss) attributable to Hess Corporation	$86	$(216)	$412	$(718)
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$631	$468	$2,105	$1,271
Changes in operating assets and liabilities	(16)	(332)	(114)	(424)
Net cash provided by (used in) operating activities	$615	$136	$1,991	$847
Hess Corporation will review third quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects, and future economic and market conditions in the oil and gas industry.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry, including as a result of the global COVID-19 pandemic; reduced demand for our products, including due to the global COVID-19 pandemic or the outbreak of any other public health threat, or due to the impact of competing or alternative energy products and political conditions and events;

potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring as well as fracking bans; disruption or interruption of our operations due to catastrophic events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks or health measures related to the COVID-19 pandemic; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation, including exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform and heightened risks associated with being a general partner of Hess Midstream LP; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(917) 679-7908

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2021	Third Quarter 2020	Second Quarter 2021
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,759	$1,159	$1,579
Gains (losses) on asset sales, net	29	—	—
Other, net	23	17	19
Total revenues and non-operating income	1,811	1,176	1,598
Costs and expenses
Marketing, including purchased oil and gas	522	221	322
Operating costs and expenses	333	308	315
Production and severance taxes	42	34	44
Exploration expenses, including dry holes and lease impairment	36	71	48
General and administrative expenses	76	84	84
Interest expense	125	118	118
Depreciation, depletion and amortization	349	518	385
Impairment and other	—	—	147
Total costs and expenses	1,483	1,354	1,463
Income (loss) before income taxes	328	(178)	135
Provision (benefit) for income taxes	143	5	122
Net income (loss)	185	(183)	13
Less: Net income (loss) attributable to noncontrolling interests	70	60	86
Net income (loss) attributable to Hess Corporation	$115	$(243)	$(73)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
	2021	2020
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$5,236	$3,346
Gains (losses) on asset sales, net	29	8
Other, net	63	33
Total revenues and non-operating income	5,328	3,387
Costs and expenses
Marketing, including purchased oil and gas	1,362	655
Operating costs and expenses	913	905
Production and severance taxes	123	92
Exploration expenses, including dry holes and lease impairment	117	291
General and administrative expenses	254	275
Interest expense	360	350
Depreciation, depletion and amortization	1,130	1,588
Impairment and other	147	2,126
Total costs and expenses	4,406	6,282
Income (loss) before income taxes	922	(2,895)
Provision (benefit) for income taxes	388	(83)
Net income (loss)	534	(2,812)
Less: Net income (loss) attributable to noncontrolling interests	240	184
Net income (loss) attributable to Hess Corporation	$294	$(2,996)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2021	December 31, 2020
Balance Sheet Information
Assets
Cash and cash equivalents	$2,419	$1,739
Other current assets	1,473	1,342
Property, plant and equipment – net	13,954	14,115
Operating lease right-of-use assets – net	364	426
Finance lease right-of-use assets – net	150	168
Other long-term assets	1,130	1,031
Total assets	$19,490	$18,821
Liabilities and equity
Current maturities of long-term debt	$514	$10
Current portion of operating and finance lease obligations	88	81
Other current liabilities	2,147	1,532
Long-term debt	7,993	8,286
Long-term operating lease obligations	410	478
Long-term finance lease obligations	205	220
Other long-term liabilities	1,877	1,879
Total equity excluding other comprehensive income (loss)	6,405	6,121
Accumulated other comprehensive income (loss)	(796)	(755)
Noncontrolling interests	647	969
Total liabilities and equity	$19,490	$18,821

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2021	December 31, 2020
Total Debt
Hess Corporation	$5,894	$6,386
Midstream (a)	2,613	1,910
Hess Consolidated	$8,507	$8,296
(a) Midstream debt is non-recourse to Hess Corporation.

	September 30, 2021	December 31, 2020
Debt to Capitalization Ratio (a)
Hess Consolidated	58.3%	57.4%
Hess Corporation as defined in debt covenants	44.5%	47.5%
(a)Includes finance lease obligations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest Expense
Hess Corporation	$97	$95	$286	$279
Midstream (a)	28	23	74	71
Hess Consolidated	$125	$118	$360	$350
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2021	Third Quarter 2020	Second Quarter 2021
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$185	$(183)	$13
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(29)	—	—
Depreciation, depletion and amortization	349	518	385
Impairment and other	—	—	147
Exploratory dry hole costs	2	31	9
Exploration lease and other impairment	5	10	6
Pension settlement loss	1	—	3
Stock compensation expense	17	16	19
Noncash (gains) losses on commodity derivatives, net	64	68	64
Provision (benefit) for deferred income taxes and other tax accruals	37	8	13
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	631	468	659
Changes in operating assets and liabilities	(16)	(332)	126
Net cash provided by (used in) operating activities	615	136	785
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(431)	(327)	(329)
Additions to property, plant and equipment - Midstream	(67)	(99)	(26)
Proceeds from asset sales, net of cash sold	130	—	297
Other, net	(2)	—	(2)
Net cash provided by (used in) investing activities	(370)	(426)	(60)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	43	74	(65)
Debt with maturities of greater than 90 days:
Borrowings	750	—	—
Repayments	(503)	—	(2)
Payments on finance lease obligations	(3)	(3)	(2)
Cash dividends paid	(77)	(76)	(77)
Employee stock options exercised	—	—	63
Noncontrolling interests, net	(452)	(66)	(70)
Other, net	(14)	—	(8)
Net cash provided by (used in) financing activities	(256)	(71)	(161)
Net Increase (Decrease) in Cash and Cash Equivalents	(11)	(361)	564
Cash and Cash Equivalents at Beginning of Period	2,430	1,646	1,866
Cash and Cash Equivalents at End of Period	$2,419	$1,285	$2,430

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(528)	$(367)	$(443)
Increase (decrease) in related liabilities	30	(59)	88
Additions to property, plant and equipment	$(498)	$(426)	$(355)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
	2021	2020
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$534	$(2,812)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(29)	(8)
Depreciation, depletion and amortization	1,130	1,588
Impairment and other	147	2,126
Exploratory dry hole costs	11	166
Exploration lease and other impairment	15	48
Pension settlement loss	5	—
Stock compensation expense	61	63
Noncash (gains) losses on commodity derivatives, net	152	187
Provision (benefit) for deferred income taxes and other tax accruals	79	(87)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	2,105	1,271
Changes in operating assets and liabilities	(114)	(424)
Net cash provided by (used in) operating activities	1,991	847
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,118)	(1,577)
Additions to property, plant and equipment - Midstream	(120)	(246)
Proceeds from asset sales, net of cash sold	427	11
Other, net	(4)	(2)
Net cash provided by (used in) investing activities	(815)	(1,814)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(32)	146
Debt with maturities of greater than 90 days:
Borrowings	750	1,000
Repayments	(508)	—
Proceeds from sale of Class A shares of Hess Midstream LP	70	—
Payments on finance lease obligations	(7)	(6)
Cash dividends paid	(234)	(233)
Employee stock options exercised	75	15
Noncontrolling interests, net	(589)	(194)
Other, net	(21)	(21)
Net cash provided by (used in) financing activities	(496)	707
Net Increase (Decrease) in Cash and Cash Equivalents	680	(260)
Cash and Cash Equivalents at Beginning of Period	1,739	1,545
Cash and Cash Equivalents at End of Period	$2,419	$1,285

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,274)	$(1,540)
Increase (decrease) in related liabilities	36	(283)
Additions to property, plant and equipment	$(1,238)	$(1,823)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2021	Third Quarter 2020	Second Quarter 2021
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$169	$86	$112
Offshore and Other	16	61	25
Total United States	185	147	137
Guyana	264	160	250
Malaysia and JDA	42	21	36
Other	7	3	6
E&P Capital and exploratory expenditures	$498	$331	$429

Total exploration expenses charged to income included above	$29	$30	$33

Midstream Capital expenditures	$59	$66	$47

	Nine Months Ended September 30,
	2021	2020
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$369	$589
Offshore and Other	72	218
Total United States	441	807
Guyana	686	519
Malaysia and JDA	91	74
Other	18	15
E&P Capital and exploratory expenditures	$1,236	$1,415

Total exploration expenses charged to income included above	$91	$77

Midstream Capital expenditures	$129	$202

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,280		$479		$1,759
Gains (losses) on asset sales, net	—		29		29
Other, net	12		7		19
Total revenues and non-operating income	1,292		515		1,807
Costs and expenses
Marketing, including purchased oil and gas (a)	542		—		542
Operating costs and expenses	150		99		249
Production and severance taxes	41		1		42
Midstream tariffs	270		—		270
Exploration expenses, including dry holes and lease impairment	21		15		36
General and administrative expenses	35		7		42
Depreciation, depletion and amortization	229		79		308
Total costs and expenses	1,288		201		1,489
Results of operations before income taxes	4		314		318
Provision (benefit) for income taxes	—		140		140
Net income (loss) attributable to Hess Corporation	$4	(b)	$174	(c)	$178

	Third Quarter 2020
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$918		$241		$1,159
Other, net	6		4		10
Total revenues and non-operating income	924		245		1,169
Costs and expenses
Marketing, including purchased oil and gas (a)	246		(2)		244
Operating costs and expenses	138		90		228
Production and severance taxes	33		1		34
Midstream tariffs	237		—		237
Exploration expenses, including dry holes and lease impairment	69		2		71
General and administrative expenses	46		7		53
Depreciation, depletion and amortization	388		90		478
Total costs and expenses	1,157		188		1,345
Results of operations before income taxes	(233)		57		(176)
Provision (benefit) for income taxes	—		6		6
Net income (loss) attributable to Hess Corporation	$(233)	(d)	$51	(e)	$(182)
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $50 million (noncash premium amortization: $50 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $14 million (noncash premium amortization: $14 million; cash settlement:  $0 million).
(d)Includes after-tax gains from realized crude oil hedging activities of $123 million (noncash premium amortization: $61 million; cash settlement: $184 million).
(e)Includes after-tax gains from realized crude oil hedging activities of $20 million (noncash premium amortization: $7 million; cash settlement: $27 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,088		$491		$1,579
Other, net	11		3		14
Total revenues and non-operating income	1,099		494		1,593
Costs and expenses
Marketing, including purchased oil and gas (a)	335		8		343
Operating costs and expenses	158		96		254
Production and severance taxes	42		2		44
Midstream tariffs	270		—		270
Exploration expenses, including dry holes and lease impairment	26		22		48
General and administrative expenses	41		8		49
Depreciation, depletion and amortization	260		84		344
Impairment and other	147		—		147
Total costs and expenses	1,279		220		1,499
Results of operations before income taxes	(180)		274		94
Provision (benefit) for income taxes	—		119		119
Net income (loss) attributable to Hess Corporation	$(180)	(b)	$155	(c)	$(25)
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $51 million (noncash premium amortization: $51 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $13 million (noncash premium amortization: $13 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30, 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,766		$1,470		$5,236
Gains (losses) on asset sales, net	—		29		29
Other, net	35		14		49
Total revenues and non-operating income	3,801		1,513		5,314
Costs and expenses
Marketing, including purchased oil and gas (a)	1,397		30		1,427
Operating costs and expenses	443		268		711
Production and severance taxes	119		4		123
Midstream tariffs	802		—		802
Exploration expenses, including dry holes and lease impairment	77		40		117
General and administrative expenses	118		22		140
Depreciation, depletion and amortization	757		250		1,007
Impairment and other	147		—		147
Total costs and expenses	3,860		614		4,474
Results of operations before income taxes	(59)		899		840
Provision (benefit) for income taxes	—		379		379
Net income (loss) attributable to Hess Corporation	$(59)	(b)	$520	(c)	$461

	Nine Months Ended September 30, 2020
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,700		$646		$3,346
Other, net	6		11		17
Total revenues and non-operating income	2,706		657		3,363

Costs and expenses
Marketing, including purchased oil and gas (a)	776		(10)		766
Operating costs and expenses	406		239		645
Production and severance taxes	88		4		92
Midstream tariffs	703		—		703
Exploration expenses, including dry holes and lease impairment	248		43		291
General and administrative expenses	133		22		155
Depreciation, depletion and amortization	1,155		314		1,469
Impairment and other	697		1,429		2,126
Total costs and expenses	4,206		2,041		6,247
Results of operations before income taxes	(1,500)		(1,384)		(2,884)
Provision (benefit) for income taxes	—		(82)		(82)
Net income (loss) attributable to Hess Corporation	$(1,500)	(d)	$(1,302)	(e)	$(2,802)
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $140 million (noncash premium amortization: $140 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $35 million (noncash premium amortization: $35 million; cash settlement:  $0 million).
(d)Includes after-tax gains from realized crude oil hedging activities of $368 million (noncash premium amortization: $167 million; cash settlement:  $535 million).
(e)Includes after-tax gains from realized crude oil hedging activities of $67 million (noncash premium amortization: $20 million; cash settlement:  $87 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2021	Third Quarter 2020	Second Quarter 2021
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	78	108	79
Offshore (a)	20	34	33
Total United States	98	142	112
Guyana	32	19	26
Malaysia and JDA	3	3	4
Other (b)	20	4	24
Total	153	168	166

Natural gas liquids - barrels
United States
North Dakota	44	58	52
Offshore (a)	3	5	5
Total United States	47	63	57

Natural gas - mcf
United States
North Dakota	158	194	167
Offshore	52	60	85
Total United States	210	254	252
Malaysia and JDA	284	282	371
Other (b)	9	4	9
Total	503	540	632

Barrels of oil equivalent	284	321	328
(a)The Corporation sold its working interest in the Shenzi Field in the deepwater Gulf of Mexico in the fourth quarter of 2020. Net production from the Shenzi Field was 9,000 boepd in the third quarter of 2020.
(b)Other includes production from Denmark and Libya. Denmark net production was 3,000 boepd in the third quarter of 2021, 5,000 boepd in the third quarter of 2020 and 4,000 boepd in the second quarter of 2021. Libya net production was 19,000 boepd in the third quarter of 2021, 0 boepd in the third quarter of 2020 and 21,000 boepd in the second quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2021	2020
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	80	110
Offshore (a)	30	43
Total United States	110	153
Guyana	30	19
Malaysia and JDA	4	3
Other (b)	22	7
Total	166	182

Natural gas liquids - barrels
United States
North Dakota	48	54
Offshore (a)	4	6
Total United States	52	60

Natural gas - mcf
United States
North Dakota	159	178
Offshore	77	91
Total United States	236	269
Malaysia and JDA	339	284
Other (b)	9	7
Total	584	560

Barrels of oil equivalent	315	335
(a)The Corporation sold its working interest in the Shenzi Field in the deepwater Gulf of Mexico in the fourth quarter of 2020. Net production from the Shenzi Field was 11,000 boepd in the first nine months of 2020.
(b)Other includes production from Denmark and Libya. Denmark net production was 4,000 boepd in the first nine months of 2021 and 6,000 boepd in the first nine months of 2020. Libya net production was 19,000 boepd in the first nine months of 2021 and 2,000 boepd in the first nine months of 2020.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2021	Third Quarter 2020	Second Quarter 2021
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	148	164	157
Natural gas liquids – barrels	47	63	57
Natural gas – mcf	503	540	632
Barrels of oil equivalent	279	317	319

Sales Volumes (in thousands) (a)
Crude oil – barrels	13,627	15,134	14,293
Natural gas liquids – barrels	4,338	5,768	5,142
Natural gas – mcf	46,317	49,674	57,557
Barrels of oil equivalent	25,685	29,181	29,028

	Nine Months Ended September 30,
	2021	2020
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	177	161
Natural gas liquids – barrels	52	60
Natural gas – mcf	584	560
Barrels of oil equivalent	326	314

Sales Volumes (in thousands) (a)
Crude oil – barrels (b)	48,315	43,950
Natural gas liquids – barrels	14,282	16,555
Natural gas – mcf	159,387	153,375
Barrels of oil equivalent	89,162	86,068
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.
(b)Sales volumes for the first nine months of 2021 include 4.2 million barrels of crude oil that were stored on VLCCs at December 31, 2020 and sold in the first quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2021	Third Quarter 2020	Second Quarter 2021
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$59.65	$43.20	$56.75
Offshore	62.23	48.56	59.33
Total United States	60.14	44.55	57.52
Guyana	70.05	52.60	65.63
Malaysia and JDA	69.87	42.59	65.88
Other (a)	68.36	50.38	64.16
Worldwide	63.17	45.60	59.79

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$65.11	$33.69	$61.88
Offshore	67.88	38.39	64.42
Total United States	65.64	34.87	62.63
Guyana	73.12	42.82	68.44
Malaysia and JDA	69.87	42.59	65.88
Other (a)	71.43	44.38	68.08
Worldwide	67.88	36.17	64.27

Natural gas liquids - per barrel
United States
North Dakota	$32.94	$11.68	$23.23
Offshore	32.00	11.03	21.84
Worldwide	32.88	11.63	23.12

Natural gas - per mcf
United States
North Dakota	$3.75	$1.18	$2.40
Offshore	3.76	1.13	2.35
Total United States	3.75	1.17	2.38
Malaysia and JDA	5.45	4.53	5.22
Other (a)	3.62	2.87	2.96
Worldwide	4.71	2.94	4.05
(a)Other includes prices related to production from Denmark and Libya.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2021	2020
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota (a)	$52.27	$42.61
Offshore	57.36	45.60
Total United States	53.46	43.54
Guyana	65.31	44.35
Malaysia and JDA	64.94	38.02
Other (b)	62.93	52.97
Worldwide	56.62	43.88

Crude oil - per barrel (excluding hedging)
United States
North Dakota (a)	$56.37	$32.95
Offshore	61.91	35.64
Total United States	57.66	33.79
Guyana	67.72	33.10
Malaysia and JDA	64.94	38.02
Other (b)	65.91	41.72
Worldwide	60.33	34.02

Natural gas liquids - per barrel
United States
North Dakota	$28.59	$9.57
Offshore	24.08	8.27
Worldwide	28.23	9.44

Natural gas - per mcf
United States
North Dakota	$3.96	$1.13
Offshore	2.91	1.21
Total United States	3.62	1.16
Malaysia and JDA	5.22	4.44
Other (b)	3.05	3.81
Worldwide	4.54	2.85
(a)Excluding the two VLCC cargo sales in the first quarter of 2021 totaling 4.2 million barrels, the North Dakota crude oil price for the first nine months of 2021 excluding hedging was $59.99 per barrel and $55.29 per barrel including hedging.
(b)Other includes prices related to production from Denmark and Libya.
The following is a summary of the Corporation’s outstanding commodity hedging program at September 30, 2021:

	WTI	Brent
2021 (Put options)
Barrels of oil per day	120,000	30,000
Average monthly floor price	$55	$60
Contract period	January 1 - December 31
2022 (Collars) (a)
Barrels of oil per day	80,000	30,000
Average monthly ceiling price	$90	$95
Average monthly floor price	$60	$65
Contract period	January 1 - December 31
(a)Subsequent to quarter end, we acquired additional calendar 2022 collars with the same contract terms shown above, increasing the volumes hedged for 2022 to 90,000 bopd for WTI and 60,000 bopd for Brent.